EXHIBIT 3.3

AMENDED AND RESTATED BYLAWS

OF

Bright green corporation

PREAMBLE

These Amended and Restated Bylaws (“Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”) and the certificate of incorporation, as amended, of Bright Green Corporation, a Delaware corporation (the “Corporation”). Nothing in these Bylaws shall relieve or otherwise affect any stockholder’s obligations or rights under any agreement to which such stockholder is a party to or by which such stockholder or such stockholder’s shares of the Corporation stock are subject or bound. In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation of the Corporation (as amended from time to time, the “Charter”), such provisions of the DGCL or the Charter, as the case may be, shall control.

ARTICLE I. OFFICE

SECTION 1. Registered Office and Registered Agent. The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.

SECTION 2. Additional Offices. The Corporation may have such other offices as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II. STOCKHOLDERS MEETINGS

SECTION 1. Annual Meeting. The annual meeting of stockholders shall be held between January 1st and December 31st each year, on such date and at such hour as may be specified in the Notice of Meeting or in a duly executed Waiver of Notice thereof, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of stockholders as soon thereafter as conveniently may be.

SECTION 2. Special Meetings. Special meetings of stockholders, for any purpose or purposes, may be called by the Board of Directors, Chairman of the Board or President and shall be called by the Board upon the written request of the holders of record of a majority of the outstanding shares of the Corporation entitled to vote at the meeting requested to be called. Such request shall state the purpose or purposes of the meeting. At such special meetings the only business which may be transacted is that relating to the purpose or purposes set forth in the notice thereof.

SECTION 3. Place of Meeting. The Board of Directors may designate any place within or without the State of Delaware, or by means of remote communication, unless otherwise prescribed by statute, as the place of meeting for any annual meeting stockholders or for any special meeting stockholders called by the Board of Directors. If no designation is made by the Board, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation in the State of Delaware. Notwithstanding the first two sentences of this Section, a Waiver of Notice signed by all stockholders entitled to vote at a meeting, whether an annual or special meeting, may designate any place, either within or without the State of Delaware, unless otherwise prescribed by statute, as the place of the holding of such meeting.

SECTION 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each Shareholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the records of the Corporation, with the postage thereon prepaid. Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law. Notice may be waived in accordance with Article XII. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 5. Fixing of Record Date. The Board of Directors may fix a date, not less than ten (10) nor more than sixty (60) days before the date set for any meeting of stockholders, as the record date as of which stockholders of record entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined. If no record date is fixed for the determination stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting.

SECTION 6. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. At every meeting of stockholders, the President, or, in his or her absence or inability to act, the person whom the President shall appoint, shall act as chairman of, and preside at, the meeting. The secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

SECTION 7. Voting Lists. The officer or agent having charge of the transfer books for shares of the Corporation shall make, within twenty (20) days after the record date for a meeting of stockholders or ten (10) days before such meeting, whichever is earlier, a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the stockholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of stockholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

SECTION 8. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted at the original date of the meeting. If, however, after the adjournment, the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given in compliance with Section 4 of this Article II to each Shareholder of record on the new record date entitled to vote at such meeting. After a quorum has been established at a stockholders’ meeting, the subsequent withdrawal of stockholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof.

SECTION 9. Proxies. Every Shareholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting, or his duly authorized attorney-in-fact, may authorize another person or persons to act for him by proxy. The proxy must be executed in writing by the Shareholder or his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of such meeting or at the time of expressing such consent or dissent without a meeting. No proxy shall be valid after the expiration of eleven (11) months after the date thereof unless provided otherwise in the proxy.

SECTION 10. Voting of Shares. Each outstanding share of stock having voting rights shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders unless a greater number is required by the laws of the State of Delaware.

SECTION 11. Voting of Shares by Certain Holders. Shares of stock standing in the name of another corporation may be voted by the Officer, agent or proxy designated by the Bylaws of the corporate Shareholder or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate Shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate Shareholder. In the absence of any such designation or, in case of conflicting designation by the corporate Shareholder, the chairman of the board, the president, any vice president, the secretary, and the treasurer of the corporate Shareholder shall be presumed to possess, in that order, authority to vote such shares.

Shares of stock held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name.

Shares of stock standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares of stock standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name, if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A Shareholder whose shares of stock are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee or his nominee shall be entitled to vote the shares so transferred.

Treasury shares, shares of its own stock owned by another corporation the majority of the voting stock of which is owned or controlled by it, and shares of its own stock held by a corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

No Shareholder shall sell his vote, or issue a proxy to vote, to any person for any sum of money or anything of value except as permitted by law.

SECTION 12. Inspectors. At the meeting of stockholders, the chairman of the meeting may, or upon the request of any Shareholder shall, appoint one or more persons as inspectors, who may be employees of the Corporation, for such meeting. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties in furtherance of such meeting.

Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders.

Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

SECTION 13. Manner of Voting. At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission in accordance with applicable law, provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

SECTION 14. Advance Notice of Shareholder Proposals.

(a) Business to be considered by the stockholders shall be brought before an annual meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any Shareholder of the Corporation who was a Shareholder of record at the time of giving of notice provided for in this Section 14(a) of Article II, who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 14(a) of Article II. For business to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such proposed business must otherwise be a proper matter for Shareholder action. To be timely, a Shareholder’s notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. In no event shall the public or other announcement of an adjournment of an annual meeting or the adjournment thereof commence a new time period for the giving of a Shareholder’s notice as described above. Such Shareholder’s notice to the Secretary shall set forth (i) as to any business the Shareholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, (B) the reasons for conducting such business at the annual meeting, (C) the beneficial owner, if any, on whose behalf the proposal is made, and (ii) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the proposed business is to be brought, (A) the name and address of such Shareholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner and (B) the class and number of shares of the Corporation’s capital stock that are owned beneficially and of record by such Shareholder and such beneficial owner.

(b) At any special meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

(c) Notwithstanding anything in these Bylaws to the contrary, only such business shall be brought before or conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 14 of Article II. The officer of the Corporation or other person presiding over the meeting shall, if the facts so warrant, determine and declare to the meeting that business was not brought before the meeting in accordance with the provisions of this Section 14 of Article II and, if he, she or it should so determine, he, she or it shall so declare to the meeting and any such business so determined not to be properly before the meeting shall be disregarded.

SECTION 15. Action Without a Meeting. Any action required by law to be taken at any meeting of stockholders of the Corporation or any action which may be taken at a meeting of stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted. If any class of shares is entitled to vote as a class, such written consent shall be required of the holders of the majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote.

Within ten days after obtaining such authorization by written consent, notice must be given to those stockholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale or exchange of assets for which the dissenters rights are provided under the law, the notice shall contain a clear statement of the right of stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of the law regarding the rights of dissenting stockholders.

In the event that the action to which the Shareholder’s consent is such as would have required the filing of a certificate under any other section of the law if such action had been voted on by stockholders in a meeting thereof, the certificate filed under such other section shall state that written consent has been given in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

ARTICLE III. BOARD OF DIRECTORS

SECTION 1. General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

SECTION 2. Number, Tenure and Qualification. The number of Directors of the Corporation shall be fixed and determined by resolution of a majority of the full Board from time to time, and may be increased or decreased from time to time, provided the Corporation shall always have at least one (1) Director. Each Director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been elected and qualified, or until his or her earlier resignation, removal from office, or death. Resignation of Directors shall be in accordance with Article V.

SECTION 3. Removal. Any Director may be removed with or without cause by vote of the holders of a majority of the shares entitled to vote at an election of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of a Director shall not of itself create contract rights. Such vote may only be taken at an annual meeting or a special meeting, except that no Director shall be removed at a meeting of stockholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more Directors named in the notice, and then only the named Director or Directors may be removed at such meeting. Any Director may resign at any time by notice given in writing to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified.

SECTION 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, except as provided in Article XIV of these Bylaws, immediately after and at the same place as the annual meeting of stockholders. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President or by the lesser of a majority or two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by him/them.

SECTION 6. Notice. Notice of any special meeting shall be given at least five (5) days before the meeting by written notice delivered personally, or by mail, or by telegram or cablegram to each Director at his business address, unless in case of emergency, the Chairman of the Board or the President shall prescribe a shorter notice to be given personally or by telegraphing each Director at his residence or business address. If a notice of meeting is mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Any Director may waive notice of any meeting, before or after the meeting in accordance with Article XII. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

SECTION 7. Quorum. A majority of the number of Directors fixed pursuant to Section 2 of this Article II shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other Directors.

SECTION 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 9. Vacancies. Vacancies and newly-created directorships resulting from any increase in the authorized number of Directors shall be filled pursuant to the terms of the Charter; provided, however, if the Charter does not apply, such vacancies and newly-created directorships shall be filled by a majority of the Directors then in office, though less than a quorum, or by the sole remaining Director, and each Director so chosen shall hold office until the first annual meeting of stockholders held after his or her election and until his or her successor is elected and qualified or, if earlier, until his or her death, resignation, or removal from office. If there are no directors in office, and the Charter no longer specifies to the contrary, an election of directors may be held in the manner provided by statute.

SECTION 10. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 11. Presumption of Assent. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken, unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

SECTION 12. Constructive Presence at a Meeting. A member of the Board of Directors may participate in a meeting of such Board by means of a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other at the same time. Participating by such means shall constitute presence in person at a meeting.

SECTION 13. Action without a Meeting. Any action required by law to be taken at any meeting of the Directors of the Corporation or any action which may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, is filed in the minutes of the proceedings of the Board. Such consent shall have the same effect as a unanimous vote.

SECTION 14. Advance Notice of Nominations for Directors.

(a) Nominations of persons for election to the Board shall be brought before an annual meeting (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board or (iii) by any Shareholder of the Corporation who was a Shareholder of record at the time of giving of notice provided for in this Section 14(a) of this Article III, who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 14(a) of this Article III. For nominations to be properly brought before an annual meeting by a Shareholder, the Shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a Shareholder’s notice must be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. In no event shall the public or other announcement of an adjournment of an annual meeting or the adjournment thereof commence a new time period for the giving of a Shareholder’s notice as described above. Such Shareholder’s notice to the Secretary shall set forth (i) as to each person whom such Shareholder proposes to nominate for election or reelection as a Director, the (A) name, age, business and residential address, (B) principal occupation or employment, and (C) the class and number of shares of the Corporation’s capital stock, that are owned beneficially and of record by such person (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director, if elected), and (ii) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such Shareholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner and (B) the class and number of shares of the Corporation’s capital stock that are owned beneficially.

Notwithstanding anything in the third sentence of the preceding paragraph of this Section 14 of this Article III to the contrary, in the event that the number of Directors to be elected to the Board of the Corporation is increased and there is no public disclosure by the Corporation naming all of the nominees for Director or specifying the size of the increased Board at least seventy (70) days prior to the first anniversary of the preceding year’s annual meeting, a Shareholder’s notice required by this Section 14 of this Article III shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to or mailed to and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public disclosure is first made by the Corporation.

(b) Nominations of persons for election to the Board may be made at a special meeting of stockholders at which Directors are to be elected (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board or, (iii) provided that the Board has determined that Directors shall be elected at such special meeting, by any Shareholder of the Corporation who is a Shareholder of record at the time of the giving of notice provided for in this Section 14 of this Article III, who is entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this Section 14 of this Article III. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board, any such Shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the Shareholder’s notice required by Section 14(a) of this Article III shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 14th day following (i) the date on which public disclosure of the date of such meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Corporation or (ii) the date on which notice of such meeting is mailed to the stockholders, whichever is earlier; provided, however, that if such public disclosure is not made by the Corporation or notice of such meeting is not mailed to the stockholders more than twenty-one (21) days before the date of such special meeting, the Shareholder’s notice required by Section 14(a) of this Article III shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 7th day following the date on which such public disclosure is first made by the Corporation or notice of such meeting is mailed to the stockholders, whichever is earlier. In no event shall the public or other announcement of an adjournment of a special meeting or the adjournment thereof commence a new time period for the giving of a Shareholder’s notice as described above.

(c) Notwithstanding anything in these Bylaws to the contrary, only such persons who are nominated in accordance with the procedures set forth in this Section 14 of this Article III shall be eligible for election as Directors. The officer of the Corporation or other person presiding over the meeting shall, if the facts so warrant, determine and declare to the meeting that nomination was not made in accordance with the provisions of this Section 14 of this Article III and, if he or she should so determine, he or she shall so declare to the meeting and any such defective nomination shall be disregarded.

SECTION 15. Committees. A majority of the Directors may create one or more committees and appoint members of the Board to serve on the committee or committees. Each committee shall have two or more members, who shall serve at the pleasure of the Board. Unless the appointment by the Board requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. Each committee by majority vote of its members shall determine the time and place of meetings and the notice required therefor.

To the extent specified by the Board, each committee may exercise the authority of the Board; provided, however, a committee may not (a) authorize distributions to the stockholders; (b) approve or recommend to stockholders any act which must be approved by stockholders; (c) fill vacancies on any committee of the Board; (d) elect or adopt, amend or repeal these Bylaws; (e) approve a plan of merger not requiring Shareholder approval; (f) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board; (g) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the Board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or (h) amend, alter, repeal, or take action inconsistent with any resolution or action of the Board when the resolution or action of the Board provides by its terms that it shall not be amended, altered or repealed by action of a committee.

ARTICLE IV. OFFICERS

SECTION 1. Number. The Officers of the Corporation shall be the President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other Officers and assistant Officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person. Agents of the Corporation may be appointed by the Board from time to time as it deems proper. In case any Officer is absent, or for any other reason that the Board may deem sufficient, the President or the Board may delegate for the time being the powers or duties of such Officer to any other Officer or Director.

SECTION 2. Election and Term of Office. The Officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of stockholders. If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until his earlier resignation, removal from office or death. Resignation of Officers shall be in accordance with Article V.

SECTION 3. Removal. Any Officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

SECTION 4. Vacancies. A vacancy, however occurring, in any office may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. President. The President shall be the principal executive Officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business affairs of the Corporation. He shall, when present, preside at all meetings of stockholders and of the Board of Directors, unless the Board of Directors has elected a Chairman of the Board and the Chairman of the Board is present at such meeting. The President may sign deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other Officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties as from time to time may be assigned to him by the Board of Directors.

SECTION 6. Vice-President. If a Vice-President is elected or appointed, in the absence of the President or in the event of his death, inability or refusal to act, the Vice-President shall have the duties of the President, and when so acting, shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of all the meetings of stockholders and the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each Shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

SECTION 8. Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Bylaws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 9. Salaries. The salaries of the Officers shall be fixed from time to time by the Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE V. RESIGNATIONS

Any Director or Officer of the Corporation may resign at any time by giving written notice to the Board of Directors, and if there are no Directors then to all of stockholders. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the party or parties to whom notice is given hereunder.

ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, unless otherwise restricted by law. Such authority may be general or confined to specific instances.

SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or by such other Officers authorized by law and by the Board of Directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the corporate records. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

SECTION 2. Lost Certificates. If a certificate representing shares has allegedly been lost or destroyed, the Board may, in its discretion except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

SECTION 3. Transfer of Shares. Transfer of shares of the Corporation shall be made in the records of the Corporation only when the holder of record thereof or his legal representative, or his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, shall furnish proper evidence of authority to transfer, and when there is surrendered for cancellation the certificate for such shares, properly endorsed. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

ARTICLE VIII. FISCAL YEAR

The fiscal year of the Corporation shall be as determined by the Board of Directors of the Corporation.

ARTICLE IX. DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Charter. At no time shall the Board of Directors pay a dividend if doing so would place the Corporation at risk of insolvency.

ARTICLE X. INDEMNIFICATION

SECTION 1. General Indemnification of Officers and Directors. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation) by reason of the fact that the person is or was a Director or Officer of the Corporation or is or was a Director or Officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the conduct was unlawful.

SECTION 2. Indemnification for Suits by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a Director or Officer of the Corporation, or is or was a Director or Officer of the Corporation serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper.

SECTION 3. Indemnification of Employees and Agents. The Corporation may indemnify any person who is or was an employee or agent of the Corporation, or is or was an employee of the Corporation serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, or other enterprise to the extent and under the circumstances provided by Sections 1 and 2 of this Article X with respect to a person who is or was a Director or Officer of the Corporation. To the extent that a present or former employee of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1, 2 and 3 of this Article X, or in defense of any claim, issue, or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation.

SECTION 4. Determination of Indemnification. Any indemnification under Sections 1, 2, and 3 of this Article X (unless ordered by the court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, Officer, employee, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth therein. Such determination shall be made with respect to a person who is a Director of Officer at the time of the determination by: (a) by the majority vote of the Directors who are not parties to such action, suit, or proceeding; even though less than a quorum, (b) by a committee of the Directors designated by a majority vote of the Directors, even though less than a quorum, (c) if there are no such Directors, or if the Directors so direct, by independent legal counsel in a written opinion; or (d) by the stockholders.

SECTION 5. Advancement of Expenses. Expenses (including attorney’s fees) incurred by an Officer or Director in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such Director or Officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this Article X. Such expenses (including attorneys’ fees) incurred by former Directors and Officers or other employees and agents may be so paid on such terms and conditions, if any, as the Corporation deems appropriate.

SECTION 6. Non-Exclusive. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which one seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in the person’s official capacity and as to action in another capacity while holding such office.

SECTION 7. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article X.

SECTION 8. Report to Stockholders. If the Corporation has paid indemnity or has advanced expenses to a Director, Officer, employee, or agent, the Corporation shall report the indemnification or advance in writing to the stockholders with or before the notice of the next stockholders’ meeting.

SECTION 9. References to Corporation. For purposes of this Article X, references to “the Corporation” shall include, in addition to the resulting corporation, any merging corporation (including any entity having merged with a merging corporation) absorbed in a merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such merging corporation, or is or was serving at the request of such merging corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article X with respect to the resulting or surviving corporation as the person would have with respect to such merging corporation if its separate existence had continued.

SECTION 10. Other References. For purposes of this Article X, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a Director, Officer, employee, or agent of the Corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article X.

SECTION 11. Former Directors, Officers, Employees and Agents. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person.

ARTICLE XI. SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation and the words, “Corporate Seal”.

ARTICLE XII. WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any Shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Charter, a waiver thereof in writing, or written consent as to the action to be taken for which the notice was given, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XIII. RULES OF ORDER

Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure, so far as not inconsistent with the laws of Delaware, with the Charter, or with these Bylaws.

ARTICLE XIV. AMENDMENTS

[The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a two thirds (2/3) of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted. /These Bylaws may be altered, amended and repealed, and new bylaws adopted, only in compliance with and as authorized by the Charter.]

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